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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-00953) of First Union Real Estate Equity and Mortgage Investments of our report dated July 3, 1996 relating to the Schedule of Operating Revenues and Certain Expenses of the Marathon Centers, which appears on page F-2 of the Current Report on Form 8-K/A of First Union Real Estate Equity and Mortgage Investments dated June 12, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.